Exhibit 25

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification Number)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

Allegiant Travel Company

(Exact name of obligor as specified in its charter)

Nevada	20-4745737
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

8360 South Durango Drive
Las Vegas, Nevada	89113
(Address of principal executive offices)	(Zip code)

Debt Securities and

Guarantees of Debt Securities

(Title of the indenture securities)

GUARANTORS

Exact Name of Obligor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Principal Executive Offices
Allegiant Air, LLC	Nevada	20-0808621	8360 South Durango Drive, Las Vegas, Nevada 89113

Allegiant Vacations, LLC	Nevada	20-2756459	8360 South Durango Drive, Las Vegas, Nevada 89113

AFH, Inc.	Nevada	20-5127807	8360 South Durango Drive, Las Vegas, Nevada 89113

Allegiant Information Systems, Inc.	Nevada	35-2369641	8360 South Durango Drive, Las Vegas, Nevada 89113

Sunrise Asset Management, LLC	Nevada	27-1594802	8360 South Durango Drive, Las Vegas, Nevada 89113

G4 Properties LLC	Nevada	30-0788844	8360 South Durango Drive, Las Vegas, Nevada 89113

MR Brightside LLC	Nevada	30-0830858	8360 South Durango Drive, Las Vegas, Nevada 89113

Item 1.   General Information.  Furnish the following information as to the trustee:

(a)                                 Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)                                 Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.         Affiliations with Obligor.  If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.                  Not applicable.

Item 16.  List of Exhibits.                                                       List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.                                            A copy of the Articles of Association of the trustee as now in effect.*

Exhibit 2.                                            A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated November 13, 2013.**

Exhibit 3.                                            A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated November 13, 2013.**

Exhibit 4.                                            Copy of By-laws of the trustee as now in effect.***

Exhibit 5.                                            Not applicable.

Exhibit 6.                                            The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.                                            A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.                                            Not applicable.

Exhibit 9.                                            Not applicable.

*      Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-3/A dated December 30, 2013 of Chase Issuance Trust, file number 333-192048.

**   Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-3/A dated December 30, 2013 of Chase Issuance Trust, file number 333-192048.

*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-3/A dated December 30, 2013 of Chase Issuance Trust, file number 333-192048.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Los Angeles and State of California on the 13th day of June 2014.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Michael Q. Tu
Michael Q. Tu
Assistant Vice President

EXHIBIT 6

June 13, 2014

Securities and Exchange Commission

Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Michael Q. Tu
Michael Q. Tu
Assistant Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business March 31, 2014, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$19,353
Interest-bearing balances		196,143
Securities:
Held-to-maturity securities		17,662
Available-for-sale securities		216,158
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		82
Securities purchased under agreements to resell		19,030
Loans and lease financing receivables:
Loans and leases held for sale		11,067
Loans and leases, net of unearned income	781,182
LESS: Allowance for loan and lease losses	11,761
Loans and leases, net of unearned income and allowance		769,421
Trading Assets		31,189
Premises and fixed assets (including capitalized leases)		7,485
Other real estate owned		4,015
Investments in unconsolidated subsidiaries and associated companies		718
Direct and indirect investments in real estate ventures		4
Intangible assets
Goodwill		21,549
Other intangible assets		21,474
Other assets		52,924

Total assets		$1,388,274

LIABILITIES
Deposits:
In domestic offices		$1,010,888
Noninterest-bearing	274,869
Interest-bearing	736,019
In foreign offices, Edge and Agreement subsidiaries, and IBFs		94,353
Noninterest-bearing	523
Interest-bearing	93,830
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		10,968
Securities sold under agreements to repurchase		12,270
Trading liabilities		13,351
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)		59,788
Subordinated notes and debentures		19,756
Other liabilities		27,614

Total liabilities		$1,248,988

EQUITY CAPITAL
Perpetual preferred stock and related surplus		0
Common stock		519
Surplus (exclude all surplus related to preferred stock)		103,054
Retained earnings		32,460
Accumulated other comprehensive income		3,098
Other equity capital components		0

Total bank equity capital		139,131
Noncontrolling (minority) interests in consolidated subsidiaries		155

Total equity capital		139,286

Total liabilities, and equity capital		$1,388,274

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan
EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Avid Modjtabai	Directors
Michael Loughlin
John Stumpf